UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	000-49798	94-2340464
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6035 Stoneridge Drive

Pleasanton, California  94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

As of the quarter ending March 29, 2014, the Company will no longer include PVAD and IVAD pump unit sales as part of quarterly pump unit disclosure.  Revenue related to the legacy PVAD and IVAD product line accounted for less than 3% of total revenue during Fiscal Year 2013.  Future quarterly disclosure of pump unit sales will include only HeartMate products.  The following tables contain quarterly HeartMate pump units for 2012 and 2013.

	Three Months Ended				Twelve Months Ended
	March 31, 2012	June 30, 2012	September 29, 2012	December 29, 2012	December 29, 2012

United States	789	741	751	765	3,046
International	196	200	191	225	812
Total	985	941	942	990	3,858

	Three Months Ended				Twelve Months Ended
	March 30, 2013	June 29, 2013	September 28, 2013	December 28, 2013	December 28, 2013

United States	689	748	713	733	2,883
International	205	277	241	240	963
Total	894	1,025	954	973	3,846

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of March 27, 2014

THORATEC CORPORATION

	By:	/s/ Taylor C. Harris

Taylor C. Harris
Vice President and Chief Financial Officer